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                                                                      EXHIBIT 11
Computatio
n of Net Income Per Common Share

(Dollars in millions, except per-share data; shares in thousands)
-----------------------------------------------------------------
I. Basic Net Income (Loss) Per Common Share
     Income from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Adjusted income from continuing operations
     Discontinued operations
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to
       exchangeable shares
     Adjusted average shares outstanding for the period

     Basic earnings (loss) per share:
       Continuing operations
       Discontinued operations
     Basic earnings (loss) per share


II. Diluted Net Income (Loss) Per Common Share
     Income from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     ESOP expense adjustment, net of tax
     Interest on convertible debt, net of tax
     Adjusted income from continuing operations
     Discontinued operations
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to:
       Stock options, incentive and exchangeable shares
       Convertible debt
       ESOP preferred stock
     Adjusted average shares outstanding for the period

     Diluted earnings (loss) per share:
       Continuing operations
       Discontinued operations
     Diluted earnings (loss) per share


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    2000            1999            1998            1997          1996
----------------------------------------------------------------------

$   (257)       $  1,339        $    463        $  1,452      $  1,206
     (35)            (38)            (46)            (44)          (43)
       -               -               -               -            (1)
----------------------------------------------------------------------
    (292)          1,301             417           1,408         1,162
       -               -            (190)              -             -
----------------------------------------------------------------------
$   (292)       $  1,301        $    227        $  1,408      $  1,162
======================================================================

 666,663         661,917         655,676         649,608       648,924

     918           1,576           3,280           3,763         5,464
----------------------------------------------------------------------
 667,581         663,493         658,956         653,371       654,388
======================================================================


$   (.44)       $   1.96        $    .63        $   2.16      $   1.78
       -               -            (.29)              -             -
----------------------------------------------------------------------
$   (.44)       $   1.96        $    .34        $   2.16      $   1.78
======================================================================


$   (257)       $  1,339        $    463        $  1,452      $  1,206
     (35)              -             (46)              -             -
       -               -               -               -            (1)
       -               5               -               -            (3)
       -              17               3               3             3
----------------------------------------------------------------------
    (292)          1,361             420           1,455         1,205
       -               -            (190)              -             -
----------------------------------------------------------------------
$   (292)       $  1,361        $    230        $  1,455      $  1,205
======================================================================

 666,663         661,917         655,676         649,608       648,924

     918          10,303          13,091          11,691        16,106
       -          13,191           5,287           5,287         5,288
       -          51,989               -          54,687        55,962
----------------------------------------------------------------------
 667,581         737,400         674,054         721,273       726,280
======================================================================

$   (.44)       $   1.85        $    .62        $   2.02      $   1.66
       -               -            (.28)              -             -
----------------------------------------------------------------------
$   (.44)       $   1.85        $    .34        $   2.02      $   1.66
======================================================================




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